CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form N-1A filing of our report dated August 6, 1999 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 46 form N-1A filing.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Cincinnati, Ohio
June 8, 2000